EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”), desires to become a holder of Units for $0.50, consisting of one (1) share of Common stock and a Warrant to purchase One (1) share of common stock within two years of the of the purchase of the Unit of Astra Energy Inc, a Nevada corporation (the “Company”) for $1.00 and hereby agrees to the following:

1. SUBSCRIPTION

The Subscriber hereby subscribes for and agrees to accept from the Company that number of Units set forth on the Signature Page of this Subscription Agreement (the “Agreement”), in consideration of $ 0.50 per Unit. The offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the “Agreement”). The Subscriber acknowledges that the Company reserves the right, in its own discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

The closing of the Subscription of Units hereunder (the “Closing”) shall occur immediately upon: (i) receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and (ii) receipt of all funds for the subscription of Units hereunder.

2. PURCHASE PROCEDURE

The Subscriber acknowledges that, in order to subscribe for Units, they must, and they do hereby, deliver to the Company a check, trade draft, bill or an alternative payment confirmation in the amount set forth on the Signature Page, representing full payment for the Units designated hereunder.

3. REPRESENTATIONS OF SUBSCRIBER

By executing this Agreement, the Subscriber makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

A)

Such Subscriber acknowledges the public availability of the Company’s current prospectus. This prospectus is made available in the Company’s most recent Registration Statement on Form S-1 deemed effective on _______, 2022. The terms and conditions of the offering and the risks associated therewith are set forth in this Prospectus;

B)	All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing;
C)

If the Subscriber is purchasing the Units in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription agreement and all other subscription documents;

D)

Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents of the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

4. APPLICABLE LAW

This Agreement shall be construed in accordance with and governed by the of the State of Nevada.

5. COUNTERPARTS

This Subscription Agreement may be executed in one or more counterparts.

6. PERSONS BOUND

This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

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7. NOTICE

ny notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein.

8. CERTIFICATION

The subscriber certifies that they have read this entire Subscription Agreement and that every statement made by the subscriber herein is true and complete.

9. SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Units of Astra Energy (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained herein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

Number of Units:
Total Amount of Subscription:
Name of Subscriber:
Address of Subscriber:

Signature of Subscriber:
Date:

Authorized by Mr. Kermit Harris, President of Astra Energy, Inc: ___________________

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